EXHIBIT 1

                   JOINT ACQUISITION STATEMENT
                  PURSUANT TO RULE 13d-1(f)(1)

          The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated:  November 26, 1997


                              REMY CAPITAL PARTNERS IV, L.P.

                              By:  Remy Investors, LLC
                                   General Partner

                              By:  /s/ Mark S. Siegel
                                   Mark S. Siegel
                                   President


                              REMY INVESTORS, LLC

                              By:  /s/ Mark S. Siegel
                                   Mark S. Siegel
                                   President


                                   /s/ Mark S. Siegel
                                   MARK S. SIEGEL

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